                                                                     EXHIBIT 1.1


                               CLARUS CORPORATION

                               2,100,000 Shares/1/



                                  Common Stock


                             UNDERWRITING AGREEMENT
                             ----------------------


                                                             February ____, 2000


CHASE SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
U.S. BANCORP PIPER JAFFRAY
STEPHENS INC.
c/o Chase Securities Inc.
One Bush Street
San Francisco, CA 94104

Ladies and Gentlemen:

     Clarus Corporation, a Delaware corporation (herein called the Company), proposes to issue and sell 1,928,000 shares of its authorized but unissued Common Stock, $.0001 par value (herein called the Common Stock), and the stockholders of the Company named in Schedule II hereto (herein collectively called the Selling Securityholders) propose to sell an aggregate of 172,000 shares of Common Stock of the Company (said 2,100,000 shares of Common Stock being herein called the Underwritten Stock). The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to 315,000 additional shares of Common Stock (herein called the Option Stock and with the Underwritten Stock herein collectively called the Stock). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

     The Company and the Selling Securityholders severally hereby confirm the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the Underwriters, which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

-------------

/1/Plus an option to purchase from the Underwriters up to 315,000 additional shares to cover over-allotments.

     1. Registration Statement. The Company has filed with the Securities and Exchange Commission (herein called the Commission) a registration statement on Form S-3 (No. 333-94199), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the Securities Act) of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

     The term Registration Statement as used in this agreement shall mean such registration statement, including all documents incorporated by reference therein, all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the Effective Date), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus, including the documents incorporated by reference therein, relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus, including the documents incorporated by reference therein, included in such registration statement prior to the time it becomes effective.

     The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

     2. Representations and Warranties of the Company and the Management Selling Securityholders.

     (a) Each of the Company and the Management Selling Securityholders identified as such in Schedule II hereto hereby represents and warrants as follows:

         (i) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole). All of the issued and outstanding capital stock of each of the subsidiaries of the Company has been duly authorized and validly issued and is fully paid and nonassessable, and is owned by the Company free and clear of all liens, encumbrances and security interests, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in such subsidiaries are outstanding.

         (ii) The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (herein called the Exchange Act) and the rules and regulations of the Commission thereunder and, if filed by electronic transmission pursuant to the Electronic Data Gathering Analysis and Retrieval System (EDGAR) (except as may be permitted by Regulation S-T under the Securities Act), the Registration Statement and the Prospectus are or will be identical in all substantive respects to the copies thereof delivered to the Underwriters for use in connection with the offer and sale of the Stock. On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (ii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

         (iii) The Registration Statement and any Rule 462(b) registration statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) registration statement is in effect, and no proceedings for such purpose have been instituted or, to the best knowledge of the Company and the Management Selling Securityholders, are contemplated or threatened by the Commission.

         (iv) The Common Stock is included in the Nasdaq National Market, and the Company has notified the Nasdaq National Market of the proposed issuance of the Stock by the Company in accordance with the Nasdaq Stock Market Marketplace Rules.

         (v) The Company has delivered to the Representatives one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof and conformed copies of the Registration Statement (without exhibits) and Preliminary Prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

         (vi) The Company has not distributed and will not distribute, prior to the later of the Closing Date (as defined below) and the completion of the Underwriters' distribution of the Stock, any offering material in connection with the offering and sale of the Stock other than a Preliminary Prospectus, the Prospectus or the Registration Statement and any other material permitted under the Securities Act.

         (vii) This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder (including rights under Section 11) may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (viii) There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly exercised or waived.

         (ix) Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business of the Company and its subsidiaries, considered as one entity (any such change is called a Material Adverse Change); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company, or by any of its subsidiaries on any class of capital stock, any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

         (x) Arthur Andersen LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act.

         (xi) The financial statements filed with the Commission as a part of the Registration Statement included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Any supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Summary - Summary Consolidated Financial Data," "Selected Consolidated Financial Information" and "Capitalization" present the information set forth therein on a basis consistent with the audited financial statements contained in the Registration Statement.

         (xii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to the employee benefit plans described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus). There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Prospectus. The Stock is duly and validly authorized, is (or, in the case of shares of the Stock to be sold by the Company, will be, when issued and sold to the Underwriters as provided herein) duly and validly issued, fully paid and nonassessable and conforms to the description thereof incorporated by reference in the Prospectus. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the transfer and sale of the Stock to be sold by the Selling Securityholders or the issuance and sale of the Stock as contemplated herein. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

         (xiii) Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or is in default (or, with the giving of notice or lapse of time, would be in default) (herein called a Default) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (herein each, an Existing Instrument), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus
     (i) will not result in any violation of the provisions of the charter or bylaws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges, encumbrances or failures to obtain consents as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, and such as may be required under applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (herein the NASD).

         (xiv) There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's or each Management Selling Securityholder's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, or (ii) which has as the subject thereof any person in his or her capacity as an officer or director of, or property owned or leased by, the Company or any of its subsidiaries, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's or each Management Selling Securityholder's knowledge, is threatened or imminent.

         (xv) The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (herein called Intellectual Property Rights) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

         (xvi) The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

         (xvii) The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 2(xi) above, and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as (i) are disclosed in the Prospectus or (ii) do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

         (xviii) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(xi) above with respect to all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

         (xix) The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (herein called the Investment Company Act). The Company is not and, after receipt of payment for the Stock, will not be, an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

         (xx) The Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company and the Management Selling Securityholders have no reason to believe that the Company or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

         (xxi) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Stock.

         (xxii) There are no business relationships or related party transactions involving the Company or any subsidiaries or any other person required to be described in the Prospectus that have not been described as required.

         (xxiii) Neither the Company nor any subsidiaries nor, to the best knowledge of the Company and each Management Selling Securityholder, any employee or agent of the Company or any subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of a character required to be disclosed in the Prospectus.

         (xxiv) The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
     (iv) the recorded accountability for assets is compared with existing assets at regular intervals and appropriate action is taken with respect to any differences.

     (b) Each of the Selling Securityholders hereby represents and warrants as follows:

         (i) Such Selling Securityholder has good and marketable title to all the shares of Stock to be sold by such Selling Securityholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, subject, in the case of each Selling Securityholder, to the rights of the Company, as Custodian (herein called the Custodian), and that upon the delivery of and payment for such shares of the Stock hereunder, the several Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

         (ii) Certificates in negotiable form for the shares of the Stock to be sold by such Selling Securityholder have been placed in custody under a Custody Agreement for delivery under this Agreement with the Custodian; such Selling Securityholder specifically agrees that the shares of the Stock represented by the certificates so held in custody for such Selling Securityholder are subject to the interests of the several Underwriters and the Company, that the arrangements made by such Selling Securityholder for such custody, including the Power of Attorney included in such Custody Agreement, are to that extent irrevocable, and that the obligations of such Selling Securityholder shall not be terminated by any act of such Selling Securityholder or by operation of law, whether by the death or incapacity of such Selling Securityholder (or, in the case of a Selling Securityholder that is not an individual, the dissolution or liquidation of such Selling Securityholder) or the occurrence of any other event; if any such death, incapacity, dissolution, liquidation or other such event should occur before the delivery of such shares of the Stock hereunder, certificates for such shares of the

     Stock shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, dissolution, liquidation or other event had not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity, dissolution, liquidation or other event.

         (iii) The Custody Agreement and Power of Attorney signed by such Selling Securityholder appointing the Company as Custodian for his or her shares of Stock to be sold pursuant to this Agreement and appointing Stephen P. Jeffery as such Selling Securityholder's attorney-in-fact, to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement and the Prospectus, has been duly authorized, executed and delivered by or on behalf of such Selling Securityholder and is a valid and binding instrument of such Selling Securityholder enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. Pursuant to such Power of Attorney, the Selling Securityholder has authorized Stephen P. Jeffery to execute and deliver any document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Stock to be sold by such Selling Securityholder pursuant to this Agreement.

         (iv) Such Selling Securityholder has reviewed the Registration Statement and Prospectus and nothing has come to the attention of such Selling Securityholder that would lead such Selling Securityholder to believe that on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         (v) Such Selling Securityholder has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Stock.

         (vi) The execution, delivery and performance of this Agreement by such Selling Securityholder, compliance by such Selling Securityholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Securities Act, state securities laws or blue sky laws or except such as may have been obtained) and will not conflict with or constitute a breach of the terms or provisions of, or a Default under, the charter or bylaws, if applicable, of such Selling Securityholder or any material agreement, indenture or other instrument to which the Selling Securityholder is a party or by which the Selling Securityholder or property of the Selling Securityholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to the Selling Securityholder or property of the Selling Securityholder.

     3.  Purchase of the Stock by the Underwriters.

     (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 1,928,000 shares of the Underwritten Stock to the several Underwriters, each Selling Securityholder agrees to sell to the several Underwriters the number of shares of the Underwritten Stock set forth in Schedule II opposite the name of such Selling Securityholder, and each of the Underwriters agrees to purchase from the Company and the Selling Securityholders the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule I. The price at which such shares of Underwritten Stock shall be sold by the Company and the Selling Securityholders and purchased by the several Underwriters shall be $___ per share. The obligation of each Underwriter to the Company and each of the Selling Securityholders shall be to purchase from the Company and the Selling Securityholders that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by each of the Company and the Selling Securityholders pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and
(c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

     (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company or the Selling Securityholders shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company and the Selling Securityholders shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company and the Selling Securityholders shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made.
If neither the non-defaulting Underwriters nor the Company and the Selling Securityholders shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Securityholders to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Securityholders. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to 315,000 shares in the aggregate of the Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

     4.   Offering by Underwriters.

     (a) The terms of the follow-on public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the follow-on public offering and increase or decrease the concessions and discounts to dealers as they may determine.

     (b) The information set forth under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

     5.   Delivery of and Payment for the Stock.

     (a) Payment of the purchase price for and delivery of the Underwritten Stock shall be made at the offices of Powell, Goldstein, Frazer & Murphy LLP, 191 Peachtree Street, N.E., 16th Floor, Atlanta, Georgia 30303, or at such other place as shall be agreed upon by you, the Company and the Selling Securityholders, at 10:00 a.m., Atlanta time, on the third business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 3(b) hereof) following the Effective Date (or, if the Company has elected to rely on Rule 430A of the rules and regulations of the Commission, the third business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the public offering price of the Stock), or such other time not later than ten business days after such date as shall be agreed upon by you, the Company and the Selling Securityholders (such time and date for payment and delivery being called herein the Closing Date).

     (b) If the option granted by Section 3(c) hereof is exercised on or before the 30th day following the date of this Agreement, delivery of the Option Stock shall be made at the office of Powell, Goldstein, Frazer & Murphy LLP, 191 Peachtree Street, N.E., 16th Floor, Atlanta, Georgia 30303, not earlier than the Closing Date nor earlier than the second full business day after the date on which the option shall have been exercised nor later than the 8th full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 3(b) hereof).

     (c) Payment for the Stock purchased from the Company shall be made to the Company or its order, and payment for the Stock purchased from the Selling Securityholders shall be made to the Custodian, for the account of the Selling Securityholders, in each case by certified or official bank check or wire transfer in same day funds. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase. If you so elect, delivery of the Shares may be made by credit through full fast transfer to the Depository Trust Company account(s) that you designate.

     It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Securityholders for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter.
Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

     6. Further Agreements of the Company and the Selling Securityholders. Each of the Company and, where indicated, the Selling Securityholders, respectively covenants and agrees as follows:

         (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

         (b) The Company will promptly notify each Underwriter in the event of
     (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company and the Selling Securityholders will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

         (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement and of any Rule 462(b) registration statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the

     Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

         (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the follow-on public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

         (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

         (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

         (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission.

         (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

         (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Selling Securityholders hereunder, excluding the fees and expenses of any separate counsel to the Selling Securityholders, which shall be paid by the individual Selling Securityholders, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any Preliminary Prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement, the Master Agreement among Underwriters and the Master Selected Dealers Agreement) and all other documents related to the public offering of the Stock (including those supplied to the Underwriters in quantities as stated herein), (ii) the issuance, transfer and delivery of the Stock to the Underwriters, including any transfer or other taxes payable thereon,
     (iii) the qualification of the Stock under state or foreign securities or blue sky laws, including the costs of printing and mailing any preliminary or final "blue sky survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Stock on the Nasdaq National Market, (v) filing fees of the Commission and the NASD, (vi) the cost of printing certificates representing the Stock,
     (vii) the cost and charges of any transfer agent or registrar, (viii) the fees and disbursements of the Company's accountants and the fees and expenses of counsel for the Company, (ix) all miscellaneous expenses referred to in Part II of the Registration Statement, (x) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Stock reasonably determined to be necessary or desirable to effect the sale of the Stock to the public, and (xi) all other costs and expenses incident to the performance of the Company's and the Selling Securityholders' obligations hereunder (including costs incurred in closing the purchase of the Option Stock, if any) that are not otherwise specifically provided for in this subsection. The provisions of this Section are intended to relieve the Underwriters from the payment of the expenses and costs that the Company and the Selling Securityholders hereby agree to pay and shall not affect any agreement that the Company and the Selling Securityholders may make, or may have made, for the sharing of any such expenses and costs.

         (j) The Company and each of the Selling Securityholders hereby agrees that, without the prior written consent of Chase Securities Inc. (or its successor entity) on behalf of the Underwriters, the Company or such Selling Securityholder, as the case may be, will not, for a period of 90 days after the Effective Date (herein called the Lockup Period), directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge, or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under the stock option plans of the Company (herein called the Option Plans) or upon the exercise of warrants outstanding as of the date hereof, (C) warrants granted by the Company in connection with strategic relationships that may be entered into after the date hereof, so long as any Common Stock that may be obtained upon exercise of such warrants cannot be resold in the public market during the Lockup Period, (D) restricted Common Stock granted by the Company in connection with strategic relationships that may be entered into after the date hereof, so long as the aggregate number of such shares granted during the Lockup Period does not exceed five percent of the number of shares outstanding on the date of grant and so long as such shares cannot be resold in the public market during the Lockup Period, (E) restricted Common Stock issuable upon conversion of subordinated debt that may be issued by the Company in connection with strategic relationships so long as such shares cannot be resold in the public market during the Lockup Period, (F) options to purchase Common Stock granted under the Option Plans, and (G) the transfer by an individual Selling Securityholder of shares of Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock, either during his or her lifetime or on death by will or intestacy, to his or her immediate family or to a trust, the beneficiaries of which are exclusively the Selling Securityholder and/or a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement, satisfactory to Chase Securities Inc. (or its successor entity), pursuant to which each transferee shall agree to receive and hold such shares of Common Stock, or securities convertible into or exchangeable or exercisable for the Common Stock, subject to the provisions set forth in this Section 6(j), and that there shall be no further transfer except in accordance with provisions hereof. For the purposes of this clause (G), "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

         (k) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

         (l) The Company and the Selling Securityholders will use their best efforts to do and perform all things required or necessary to be done and performed under this Agreement by them prior to or after the Closing Date or the date of the purchase, if applicable, of the Option Stock and to satisfy all conditions precedent to the delivery of the Stock.

     7.  Indemnification and Contribution.

     (a) Subject to the provisions of paragraph (f) of this Section 7, the Company and the Selling Securityholders jointly and severally agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and the Company and the Selling Securityholders jointly and severally agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company and the Selling Securityholders contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary

Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person (excluding the documents incorporated therein by reference) and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph
(c) of Section 6 hereof, and (3) each Selling Securityholder (other than the Management Selling Securityholders) shall only be liable under this paragraph with respect to (A) information pertaining to such Selling Securityholder furnished by or on behalf of such Selling Securityholder expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or (B) facts that would constitute a breach of any representation or warranty of such Selling Securityholder set forth in Section 2(b) hereof. The indemnity agreements of the Company and the Selling Securityholders contained in this paragraph (a) and the representations and warranties of the Company and the Selling Securityholders contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, and each of the Selling Securityholders and each person who controls such Selling Securityholder from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (c) Each party indemnified under the provision of paragraphs (a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 or Section 11 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

     (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Securityholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the Selling Securityholders and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

     The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph
(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

     (e) Neither the Company nor the Selling Securityholders will, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

     (f) The liability of each Selling Securityholder under such Selling Securityholder's representations and warranties contained in paragraph (a) of
Section 2 hereof and under the indemnity and reimbursement agreements contained in the provisions of this Section 7 and Section 11 hereof shall be limited to an amount equal to the public offering price of the stock sold by such Selling Securityholder to the Underwriters. The Company and the Selling Securityholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

     8. Termination. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Securityholders if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable,
(iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, or The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company or the Selling Securityholders to the Underwriters and no liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that in the event of any such termination the Company and the Selling Securityholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraph (i) of Section 6 hereof.

     9. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company and by the Selling Securityholders of all their respective obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

          (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

          (b) The legality of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Powell, Goldstein, Frazer & Murphy LLP, counsel for the Underwriters.

          (c) You shall have received from Womble Carlyle Sandridge Rice, PLLC, counsel for the Company and the Selling Securityholders, an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A hereto, and if Option Stock is purchased at
                          -------
     any date after the Closing Date, an additional opinion from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

          (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations that are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject that are material and that are not disclosed in the Registration Statement and the Prospectus,
     (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

          (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this
     Section 9 are true and correct.

          (f) You shall have received from Arthur Andersen, LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and
     (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

          (g) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

          (h) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for inclusion in the Nasdaq National Market upon official notice of issuance.

          (i) On or prior to the Closing Date, you shall have received from all directors, executive officers, and beneficial holders of more than 5% of the outstanding Common Stock (excluding HarbourVest Partners IV - Direct Fund L.P., and Greylock Limited Partnership) agreements, in form reasonably satisfactory to Chase Securities Inc., stating that without the prior written consent of Chase Securities Inc. (or its successor entity) on behalf of the Underwriters, such person or entity will not, for a period of 90 days following the Effective Date, directly or indirectly sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock. Such agreement shall be subject to the exceptions set forth in Section 6(j) hereof.

     All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Powell, Goldstein, Frazer & Murphy LLP, counsel for the Underwriters, shall be satisfied that they comply in form and scope.



     In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and to the Selling Securityholders. Any such termination shall be without liability of the Company or the Selling Securityholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that (i) in the event of such termination, the Company and the Selling Securityholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraph
(i) of Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Securityholders to perform any agreement herein, to fulfill any of the conditions herein (other than the condition specified in Section 9(d)(viii)), or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

     10. Conditions of the Obligation of the Company and the Selling Securityholders. The obligation of the Company and the Selling Securityholders to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission. In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company and the Selling Securityholders by giving notice to you. Any such termination shall be without liability of the Company and the Selling Securityholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that in the event of any such termination the Company and the Selling Securityholders jointly and severally agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraph (i) of Section 6 hereof.

     11. Reimbursement of Certain Expenses. In addition to their other obligations under Section 7 of this Agreement (and subject, in the case of a Selling Securityholder, to the provisions of paragraph (f) of Section 7), the Company and the Selling Securityholders hereby jointly and severally agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is
                -----------------
ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of the Company, the Selling Securityholders and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, the Selling Securityholders and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

     13. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing or by facsimile and, if to the Underwriters, shall be mailed, telecopied or delivered to Chase Securities Inc., One Bush Street, San Francisco, California 94104 (facsimile no. 415-439-3624); and if to the Company, shall be mailed, telecopied or delivered to it at its office, Clarus Corporation, 3970 Johns Creek Court, Suite 100, Suwannee, GA 30024, Attention:
Chief Executive Officer (facsimile no. 770-291-8599); and if to the Selling Securityholders, shall be mailed, telecopied or delivered to the Selling Securityholders in care of Clarus Corporation at 3970 Johns Creek Court, Suite 100, Suwannee, GA 30024 (facsimile no. 770-291-8599). All notices given by telecopy shall be promptly confirmed by letter transmitted by mail or hand delivered.

     14. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or the Selling Securityholders or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing
--------  -------
Date, the provisions of paragraphs (j) and (k) of Section 6 hereof shall be of no further force or effect.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     Please sign and return to the Company and to the Selling Securityholders in care of the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Securityholders and the several Underwriters in accordance with its terms.

                                           Very truly yours,

SELLING SECURITYHOLDERS:                   CLARUS CORPORATION
As set forth on Schedule II


By                                         By
  ---------------------------------          -------------------------------
  Stephen P. Jeffery                         Stephen P. Jeffery
  Attorney-in-Fact                           Chairman, Chief Executive Officer
                                             and President

                       [Signatures Continue on Next Page]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CHASE SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
U.S. BANCORP PIPER JAFFRAY
STEPHENS INC.

By Chase Securities Inc.


By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS



                                                               Number of Shares
                 Underwriters                                     Purchased
                 ------------                                  ----------------

Chase Securities Inc..........................

Banc of America Securities LLC................

U.S. Bancorp Piper Jaffray....................

Stephens Inc..................................

                                                                  ___________
                     Total
                                                                  ===========

                                  SCHEDULE II

                            SELLING SECURITYHOLDERS


            Name [and Address] of                              Number of Shares
           Selling Securityholders                                to be Sold
           -----------------------                             ----------------

Management Selling Securityholders:

[list Selling Securityholders who are also directors, officers or employees of the Company]

Other Selling Securityholders:


                                                                  ___________
                     Total
                                                                  ===========

                                    ANNEX A

 Matters to be Covered in the Opinion of Womble Carlyle Sandridge & Rice, PLLC
                            Counsel for the Company
                       [and the Selling Securityholders]


      (i) The Company and each significant subsidiary (as defined in Rule 405 under the Securities Act) of the Company are corporations in existence and in good standing under the laws of the State of Delaware. All of the issued and outstanding capital stock of each significant subsidiary of the Company has been duly authorized by all necessary corporate action on the part of the respective subsidiary, is validly issued, fully paid and nonassessable, and is owned by the Company free and clear of all liens, encumbrances and security interests, and to such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in such subsidiaries are outstanding.

      (ii) The authorized capital stock of the Company consists of 25,000,000 shares of common stock, $0.0001 par value, of which there are _________________ outstanding shares (exclusive of shares issued after the date of the Prospectus pursuant to employee benefit plans or upon exercise of options and warrants described in the Prospectus and the Underwritten Stock or Option Stock to be issued by the Company pursuant to the Underwriting Agreement), and 5,000,000 shares of preferred stock, $0.0001 par value, of which there are no outstanding shares. All of the outstanding shares of such capital stock are validly issued, fully paid and nonassessable. The Underwritten Stock being sold by the Company and any Option Stock, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will be validly issued, fully paid and nonassessable. No preemptive rights of, or rights of refusal in favor of, stockholders exist with respect to the Stock, or the issue and sale thereof, pursuant to the Certificate of Incorporation or Bylaws of the Company and, to the knowledge of such counsel, there are no contractual preemptive rights that have not been waived, rights of first refusal or rights of co-sale which exist with respect to the Underwritten Stock being sold by the Selling Securityholders or the issue and sale of the Stock.

     (iii) Except as disclosed in or specifically contemplated by the Registration Statement and the Prospectus, to such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

     (iv) The Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or threatened by the Commission.

     (v) The Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

     (vi) The information required to be set forth or incorporated by reference in the Registration Statement in answer to Item 9 and, insofar as it relates to such counsel, Item 10 of Form S-3 is to such counsel's knowledge accurately and adequately set forth therein in all material respects or no response is required with respect to such Items.

     (vii) Such counsel do not know of any franchises, contracts, leases, documents or legal proceedings, pending or threatened, which are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement and which are not described and filed as required.

     (viii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     (ix) The Company's execution and delivery of the Underwriting Agreement and the issue and sale by the Company of the Stock being sold by the Company as provided for in the Underwriting Agreement (A) will not result in any violation of the provisions of the charter or bylaws of the Company or any significant subsidiary, (B) will not violate or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its significant subsidiaries pursuant to, or require the consent of any other party to, any contract or agreement that is filed as an exhibit to the Registration Statement, the Company's Annual Report on Form 10-K for the year ended December 31, 1998 or any report filed by the Company under Section 13(a) of the Exchange Act since December 31, 1998, except for such conflicts, breaches, Defaults, liens, charges or encumbrances or failures to obtain consents as would not, individually or in the aggregate, materially and adversely affect the business, financial condition or results of operations of the Company and its significant subsidiaries taken as a whole and (C) to such counsel's knowledge, will not result in any violation of any applicable law, administrative regulation or administrative or court decree that is binding on the Company or any of its significant subsidiaries or any of their assets. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company's execution and delivery of the Underwriting Agreement and consummation of the transactions provided for therein, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, and such as may be required under applicable state securities or blue sky laws and from the NASD.

     (x) All holders of securities of the Company who, to such counsel's knowledge, have rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have exercised or waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement.

     (xi) The Common Stock is included in the Nasdaq National Market, and the Company has notified the Nasdaq National Market and the Company has notified the Nasdaq National Market of the proposed issuance of the Stock to be issued and sold by the Company in accordance with the Nasdaq Stock National Marketplace Rules.

     (xii) The Underwriters (assuming they are bona fide purchasers within the meaning of the Uniform Commercial Code as in effect in the governing jurisdiction) will, upon payment therefor in accordance with the terms of the Underwriting Agreement, acquire all of the rights of the Selling Securityholders in the Underwritten Stock sold by them to the Underwriters, free and clear of all liens, encumbrances, equities or claims.

     (xiii) The Underwriting Agreement and the Custody Agreement and Power of Attorney among the Selling Securityholders, the Company, as Custodian, and Stephen P. Jeffery, as Attorney-in-Fact, have been duly executed and delivered by or on behalf of the several Selling Securityholders.

     (xiv) To such counsel's knowledge, based as to factual matters solely on certifications by the Selling Securityholders, the execution and delivery of the Underwriting Agreement by each Selling Securityholder and the sale by the Selling Securityholders of the Underwritten Stock being sold by them will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency, or other governmental body (except as such may be required under the Securities Act, state securities laws or blue sky laws or except as such may have been obtained).

     In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specifically provided above), and any amendments or supplements thereto, on the basis of the foregoing, no facts have come to the attention of such counsel that would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable) or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial and statistical data included or incorporated by reference therein).

                      ____________________________________

     Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or of the State of Georgia or the corporate law of the State of Delaware, upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to the Representatives and to counsel for the Underwriters and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.